State Street Bank and Trust Company
1776 Heritage Drive
North Quincy, MA 02171

Re:      Custody Agreement
         Transfer Agency and Service Agreement
         American AAdvantage Mileage Funds

Gentlemen:

This is to advise you that the American AAdvantage Mileage Funds ("the Funds") have established four new series, known as the Large Cap Growth Mileage Fund, the Emerging Markets Mileage Fund, the Small Cap Index Mileage Fund, and the International Equity Index Mileage Fund. In accordance with the Additional Funds provisions of Section 20 of the Custodian Contract dated December 1, 1997 and
Section 15 of the Transfer Agency and Services Agreement dated January 1, 1998 between the Funds and State Street Bank and Trust Company, the Funds hereby request that you act as Custodian and Transfer Agent for the new series under the terms of the respective contracts.

Pursuant to Section 20 of the above referenced Custodian Contract and Section 15 of the above referenced Transfer Agency and Services Agreement, the Funds hereby request that Schedules C and D of the Custodian Contract and Schedule A of the Transfer Agency and Services Agreement be amended and restated as attached.

Please indicate your acceptance of the foregoing by executing two copies of this Letter Agreement, returning one to the Funds and retaining one copy for your records.

American AAdvantage Mileage Funds

By:
   ----------------------------
   Name: William F. Quinn
   Title: President

Agreed to as of the _____ day of ____________ , 2001.

State Street Bank and Trust Company

By:
   ----------------------------
   Name:
   Title:



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                               CUSTODIAN AGREEMENT
                                   SCHEDULE D

                                   PORTFOLIOS

Name of Portfolio                                    Effective Date
-----------------                                    --------------
BALANCED MILEAGE FUND                                JANUARY 1, 1998

INTERMEDIATE BOND MILEAGE FUND                       DECEMBER 1, 1997

INTERNATIONAL EQUITY MILEAGE FUND                    JANUARY 1, 1998

LARGE CAP VALUE MILEAGE FUND                         JANUARY 1, 1998

MONEY MARKET MILEAGE FUND                            DECEMBER 1, 1997

MUNICIPAL MONEY MARKET MILEAGE FUND                  DECEMBER 1, 1997

SHORT-TERM BOND MILEAGE FUND                         DECEMBER 1, 1997

SMALL CAP VALUE MILEAGE FUND                         JANUARY 1, 1999

S&P 500 INDEX MILEAGE FUND                           MARCH 1, 1998

U.S. GOVERNMENT MONEY MARKET MILEAGE FUND            DECEMBER 1, 1997

LARGE CAP GROWTH MILEAGE FUND                        JULY 31, 2000

EMERGING MARKETS MILEAGE FUND                        JULY 31, 2000

SMALL CAP INDEX MILEAGE FUND                         JULY 31, 2000

INTERNATIONAL EQUITY INDEX MILEAGE FUND              JULY 31, 2000

                      TRANSFER AGENCY AND SERVICE AGREEMENT
                                   SCHEDULE A

                                   PORTFOLIOS

Name of Portfolio
-----------------
BALANCED MILEAGE FUND

INTERMEDIATE BOND MILEAGE FUND

INTERNATIONAL EQUITY MILEAGE FUND

LARGE CAP VALUE MILEAGE FUND

MONEY MARKET MILEAGE FUND

MUNICIPAL MONEY MARKET MILEAGE FUND

SHORT-TERM BOND MILEAGE FUND

SMALL CAP VALUE MILEAGE FUND

S&P 500 INDEX MILEAGE FUND

U.S. GOVERNMENT MONEY MARKET MILEAGE FUND

LARGE CAP GROWTH MILEAGE FUND

EMERGING MARKETS MILEAGE FUND

SMALL CAP INDEX MILEAGE FUND

INTERNATIONAL EQUITY INDEX MILEAGE FUND